Exhibit 99.3
TESORO LOGISTICS LP
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

Background

References to the “Partnership,” “TLLP,” “we,” “us” and “our” mean Tesoro Logistics LP and its consolidated subsidiaries, unless the context otherwise requires. References to “Tesoro” refer collectively to Tesoro Corporation and any of its subsidiaries other than Tesoro Logistics LP, its subsidiaries and Tesoro Logistics GP, LLC (“General Partner”), its general partner.

QEP Field Services Acquisition (the “QEP Field Services Acquisition”)

On December 2, 2014, pursuant to the definitive membership interest purchase agreement (“the MIPA”), we completed the purchase from QEP Field Services Company (the “Seller”) of all the issued and outstanding membership interests of QEP Field Services, LLC (“QEP Field Services”) for approximately $2.5 billion in cash, subject to customary post-closing adjustments. QEP Field Services is the direct or indirect owner of assets related to, and entities engaged in, natural gas gathering, transportation and processing in or around the Green River Basin located in Wyoming and Colorado, the Uinta Basin located in eastern Utah, and the portion of the Williston Basin located in North Dakota. QEP Field Services also holds an approximate 55.8% limited partner interest in QEP Midstream Partners, LP (“QEPM”), consisting of 3,701,750 common units and 26,705,000 subordinated units, and 100% of the limited liability company interests of QEPM’s general partner, QEP Midstream Partners GP, LLC (“QEPM GP”), which itself holds a 2% general partner interest and 100% of the Incentive Distribution Rights in QEPM. Pursuant to the MIPA, we acquired all of the assets and certain liabilities of QEP Field Services, excluding the Haynesville gathering system, which was retained by the Seller (the “QEP Retained Assets”).

On July 1, 2014, QEP Midstream Partners, LP acquired 40.0% of the outstanding membership interests of Green River Processing, LLC from QEP Field Services Company (the “QEPM GRP Acquisition”) in exchange for consideration of $230.0 million in cash. The purchase price was funded with borrowings under QEPM’s revolving credit facility. Pursuant to the MIPA, QEPM refinanced its borrowings and terminated its credit facility prior to the closing of the transaction (“QEPM Debt Payoff”). The above total purchase price for the QEP Field Services Acquisition has been adjusted to include the amount of the QEPM Debt Payoff.

West Coast Logistics Assets

On June 23, 2014, we entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with Tesoro, Tesoro Refining & Marketing Company LLC (“TRMC”), Tesoro Alaska Company LLC, the General Partner and Tesoro Logistics Operations LLC for the purchase of the West Coast Logistics Assets (as defined below).

During the third quarter of 2014, pursuant to the Contribution Agreement, we acquired three truck terminals, ten storage tanks, two rail loading and unloading facilities and a refined products pipeline (the “West Coast Logistics Assets”) for approximately $270.0 million, comprised of $243.0 million in cash and the remaining $27.0 million from the issuance of equity to the General Partner (which partnership units consisted of the number of general partner units necessary to increase its ownership to 2% and the remainder of which were common units). The acquisition was completed in two phases, which occurred on July 1, 2014 and on September 30, 2014 (“West Coast Logistics Assets Acquisition”). The annual fee we pay to Tesoro for administrative services increased by $0.2 million under the Amended and Restated Omnibus Agreement, which became effective July 1, 2014. Tesoro retained any current assets, current liabilities and environmental liabilities related to the West Coast Logistics Assets as of each respective acquisition. The only historical balance sheet item that transferred to the Partnership in the West Coast Logistics Assets Acquisition was property, plant and equipment, which was recorded by us at historical cost as it is considered to be a transfer of a business between entities under common control. The historical results of the West Coast Logistics Assets do not reflect revenues for intercompany terminalling, storage and pipeline transportation services, except for amounts received from Tesoro with respect to pipeline transportation regulated by the Regulatory Commission of Alaska.

Northwest Products System Acquisition

On June 19, 2013, the Partnership acquired a regulated common carrier products pipeline running from Salt Lake City, Utah to Spokane, Washington, three refined products terminals (the “Northwest Products System Acquisition”) in Boise and Pocatello, Idaho and Pasco, Washington (collectively, the “Northwest Products System”). The Northwest Products System Acquisition was funded with proceeds from the issuance of 9,775,000 common units in January 2013 (the “January 2013 Offering”). During the second quarter of 2014, evaluations of the fair values related to the acquisition were completed and finalized. The purchase price allocation for the Northwest Products System Acquisition is final and is based on estimated fair values of the assets acquired and liabilities assumed at the acquisition date.

Pro Forma Financial Information

The unaudited pro forma condensed combined consolidated financial information of the Partnership reflects adjustments:

a.
to the historical combined consolidated balance sheet (the “Balance Sheet”) of the Partnership to give effect to (i) the QEP Field Services Acquisition and the QEPM Debt Payoff, (ii) the offering of $1.3 billion aggregate principal amount of new Senior Notes due 2019 and 2022 on October 29, 2014 (“October Debt Offering”) and use of the proceeds from the October Debt Offering to fund a portion of the purchase price of the QEP Field Services Acquisition and pay down the $243.0 million in borrowings under our revolving credit facility related to the West Coast Logistics Assets Acquisition, (iii) the entering into and borrowings of $315.0 million under our amended and restated credit agreement on December 2, 2014 (“New Credit Agreement”) to fund a portion of the purchase price of the QEP Field Services Acquisition, (iv) the offering of common units on October 24, 2014, with an aggregate value of $1.3 billion, including the purchase by Tesoro of 8,700,191 of our common units for approximately $500.0 million, and our General Partner making a capital contribution to acquire general partner units to maintain its current 2% general partner interest in us (“October Equity Offering”), used to fund a portion of the purchase price of the QEP Field Services Acquisition; and (v) the payment of our estimated fees and expenses in connection with each of the foregoing. These items are collectively referred to as the “Pro Forma Balance Sheet Transactions.”

b.
to the historical statements of combined consolidated operations (the “Statements of Operations”) of the Partnership to give effect to (i) the Northwest Products System Acquisition; (ii) the January 2013 Offering; (iii) the West Coast Logistics Assets Acquisition; and (iv) the Pro Forma Balance Sheet Transactions. These items are collectively referred to as the “Pro Forma Statements of Operations Transactions”

The pro forma adjustments have been prepared as if the transactions described above had taken place as of September 30, 2014 in the case of the Balance Sheet and January 1, 2013 in the case of the Statements of Operations.

Historical financial information for the Northwest Products System Acquisition is based on the statements of revenues and direct operating expenses of the Northwest Products System and was prepared from the historical accounting records of Chevron through June 19, 2013, the date of the Northwest Products System Acquisition. The Northwest Products System represents a portion of the operations of both Chevron Pipe Line Company and Northwest Terminalling Company and therefore, is not a stand-alone legal entity. Accordingly, historical financial statements in accordance with U.S. GAAP have not previously been prepared, nor is it practicable to prepare separate, historical financial statements for the Northwest Products System. The statements of revenues and direct operating expenses vary from a complete income statement prepared in accordance with U.S. GAAP because they exclude indirect expenses, such as certain general and administrative expenses, interest expense, depreciation and amortization, income taxes and the allocation of corporate overhead costs. Therefore, the results set forth in the statements of revenues and direct operating expenses may not be representative of future operations.

The historical financial information of QEP Field Services reflects the business, financial condition and operations of QEP Field Services that we acquired pursuant to the MIPA, except the historical financial information of QEP Field Services reflects the inclusion of the Haynesville Gathering System, which we did not acquire in the QEP Field Services Acquisition. The following unaudited pro forma condensed combined consolidated financial information reflects adjustments for the retention of the Haynesville Gathering System by the Seller. The following unaudited pro forma condensed combined consolidated financial information does not reflect adjustments resulting from the QEPM GRP Acquisition.

The unaudited pro forma condensed combined consolidated financial information has been prepared for illustrative purposes only and is not necessarily indicative of our financial position had the Pro Forma Balance Sheet Transactions actually occurred on the date assumed, or our results of operations had the Pro Forma Statement of Operations Transactions actually occurred on the date assumed, nor is such unaudited pro forma condensed combined consolidated financial information necessarily indicative of the operating results to be expected for any future period.

The pro forma adjustments for the Pro Forma Balance Sheet Transactions and Pro Forma Statement of Operations Transactions are based on preliminary estimates and currently available information and assumptions that management believes are reasonable. The notes to the unaudited pro forma condensed combined consolidated financial information provide a detailed discussion of how such adjustments were derived and presented in the unaudited pro forma condensed combined consolidated financial information.

The unaudited pro forma condensed combined consolidated financial information and related notes thereto should be read in conjunction with our audited combined consolidated financial statements and related notes thereto for the year ended December 31, 2013, included in our annual report on Form 10-K, our unaudited condensed combined consolidated financial statements and related notes thereto for the quarterly period ended September 30, 2014, included in our quarterly report on Form 10-Q, the historical statements of revenues and direct operating expenses of the Northwest Products System included in our current report on Form 8-K/A filed with the Securities and Exchange Commission on August 8, 2013 and the historical financial statements of QEP Field Services Company included in this current report on Form 8-K and incorporated by reference from our current report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2014.

The Partnership has not performed detailed valuation studies to determine the required estimates of the fair value of the QEP Field Services assets acquired and the liabilities assumed. Accordingly, the pro forma adjustments for the QEP Field Services Acquisition are preliminary and subject to further adjustments as additional information becomes available and the independent appraisals and other evaluations are performed. Such adjustments may have a significant effect on total assets, total liabilities, total equity, operating expenses and depreciation and amortization expenses. The preliminary pro forma adjustments have been made solely for the purposes of providing the Unaudited Pro Forma Condensed Consolidated Financial Information.

TESORO LOGISTICS LP
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
September 30, 2014

	Tesoro Logistics LP Historical	QEP Field Services Historical	Haynesville Gathering System Pro Forma Adjustments	QEP Field Services Pro Forma Adjustments		October Financing Transactions		Tesoro Logistics LP Pro Forma
	(Dollars in Thousands)
CURRENT ASSETS
Cash and cash equivalents	$3,442	$27,100	$—	$(2,532,094)	(a)	$1,321,810	(d)	$127,559
						26,914	(d)
				(31,614)	(b)	(28,983)	(e)
						1,300,000	(f)
						(18,815)	(g)
						315,000	(h)
						(243,000)	(h)
						(12,201)	(i)
Receivables
Trade	13,394	84,300	—	35,751	(c)	—		133,445
Affiliate	59,966	38,500	(1,300)	(37,200)	(c)	—		59,966
Other	18,433	30,900	(700)	—		—		48,633
Prepayments and other current assets	4,719	13,300	(200)	(6,565)	(c)	—		11,254
Total Current Assets	99,954	194,100	(2,200)	(2,571,722)		2,660,725		380,857
NET PROPERTY, PLANT AND EQUIPMENT	1,488,520	1,291,500	(164,000)	1,840,220	(a)	—		4,456,240
GOODWILL	9,228	—	—	—		—		9,228
OTHER NONCURRENT ASSETS	25,358	39,400	—	—		18,815	(g)	95,774
						12,201	(i)
Total Assets	$1,623,060	$1,525,000	$(166,200)	$(731,502)		$2,691,741		$4,942,099
	LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable
Trade	$55,378	$61,100	$(900)	$880	(c)	$—		$116,458
Affiliate	18,104	18,200	(100)	(18,100)	(c)	—		18,104
Deferred revenue - affiliate	1,970	14,700	—	—		—		16,670
Accrued interest and financing costs	29,874	—	—	—		—		29,874
Accrued environmental liabilities	13,690	—	—	—		—		13,690
Other current liabilities	10,466	125,300	900	(81,968)	(c)	—		54,698
Total Current Liabilities	129,482	219,300	(100)	(99,188)		—		249,494
OTHER NONCURRENT LIABILITIES	13,103	48,300	(4,000)	—		—		57,403
DEFERRED INCOME TAXES	—	169,300	(52,000)	(117,300)	(c)	—		—
DEBT	1,275,957	230,000	—	(230,000)	(a)	1,300,000	(f)	2,647,957
						(243,000)	(h)
						315,000	(h)
COMMITMENTS AND CONTINGENCIES
EQUITY
Common unitholders	247,729	—	—	(30,982)	(b)	1,321,810	(d)	1,510,152
						(28,405)	(e)
General partner	(43,211)	—	—	(632)	(b)	26,914	(d)	(17,507)
						(578)	(e)
Owner’s net investment	—	363,500	(110,100)	(253,400)	(c)	—		—
Noncontrolling interest	—	494,600	—	—		—		494,600
Total Equity	204,518	858,100	(110,100)	(285,014)		1,319,741		1,987,245
Total Liabilities and Equity	$1,623,060	$1,525,000	$(166,200)	$(731,502)		$2,691,741		$4,942,099

See accompanying notes to unaudited pro forma condensed combined consolidated financial information.

TESORO LOGISTICS LP
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF COMBINED CONSOLIDATED OPERATIONS
Nine Months Ended September 30, 2014

	Tesoro Logistics LP Historical	West Coast Logistics Assets Pro Forma Adjustments		QEP Field Services Historical	Haynesville Gathering System Pro Forma Adjustments	QEP Field Services Pro Forma Adjustments		Tesoro Logistics LP Pro Forma
	(Dollars in thousands, except unit and per unit amounts)
REVENUES
Affiliate	$357,834	$14,202	(j)	$110,800	$(13,400)	$(97,400)	(c)	$372,036
Third-party	51,944	—		183,200	(300)	97,400	(c)	332,244
Total Revenues	409,778	14,202		294,000	(13,700)	—		704,280
COSTS AND EXPENSES
Operating and maintenance (a)	155,403	—		102,900	(4,500)	—		253,803
Depreciation and amortization	38,745	—		50,000	(6,700)	57,748	(n)	139,793
General and administrative	51,093	150	(k)	48,700	(5,600)	—		94,343
Gain on asset disposals and impairments	(4,412)	—		—	—	—		(4,412)
Total Costs and Expenses	240,829	150		201,600	(16,800)	57,748		483,527
OPERATING INCOME (LOSS)	168,949	14,052		92,400	3,100	(57,748)		220,753
Interest and financing costs	(63,440)	(4,902)	(l)	(2,800)	—	(64,034)	(o)	(135,176)
Income from unconsolidated affiliates	—	—		4,400	—	—		4,400
INCOME (LOSS) BEFORE INCOME TAXES	105,509	9,150		94,000	3,100	(121,782)		89,977
Income Taxes	—	—		(27,900)	(800)	28,700	(p)	—
NET INCOME (LOSS)	$105,509	$9,150		$66,100	$2,300	$(93,082)		$89,977
Net loss attributable to Predecessor	4,070	—		—	—	—		4,070
Net income attributable to noncontrolling interest	—	—		(17,600)	—	—		(17,600)
Net income (loss) attributable to partners	109,579	9,150		48,500	2,300	(93,082)		76,447
General partner’s interest in net income, including incentive distribution rights	(28,298)	—		—	—	(4,930)	(q)	(33,228)
Limited partners’ interest in net income (loss)	$81,281	$9,150		$48,500	$2,300	$(98,012)		$43,219

Net income per limited partner unit:
Common - basic	$1.50							$0.54
Common - diluted	$1.50							$0.54
Subordinated - basic and diluted	$1.28							$0.59

Weighted average limited partner units outstanding:
Common units - basic	47,405,475	247,229	(m)			23,000,000	(m)	70,652,704
Common units - diluted	47,487,656	247,229	(m)			23,000,000	(m)	70,734,885
Subordinated - basic and diluted	7,543,627	—				—		7,543,627

See accompanying notes to unaudited pro forma condensed combined consolidated financial information.

TESORO LOGISTICS LP
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF COMBINED CONSOLIDATED OPERATIONS
Year Ended December 31, 2013

	Tesoro Logistics LP Historical	Northwest Products System Historical	Northwest Products System Pro Forma Adjustments		West Coast Logistics Assets Historical	West Coast Logistics Assets Pro Forma Adjustments		QEP Field Services Historical	Haynesville Gathering System Pro Forma Adjustments	QEP Field Services Acquisition Pro Forma Adjustments		Tesoro Logistics LP Pro Forma
	(Dollars in thousands, except unit and per unit amounts)
REVENUES
Affiliate	$265,057	$5,895	$(368)	(r)	$8,073	$28,955	(j)	$160,800	$(27,900)	$(132,900)	(c)	$307,612
Third-party	40,419	15,844	368	(r)	—	—		242,900	(200)	132,900	(c)	432,231
Total Revenues	305,476	21,739	—		8,073	28,955		403,700	(28,100)	—		739,843
COSTS AND EXPENSES
Operating and maintenance	150,071	30,371	(22,000)	(s)	12,450	—		119,900	(7,800)	—		282,992
Depreciation and amortization	43,251	—	5,984	(t)	1,625	—		63,800	(8,600)	76,997	(n)	183,057
General and administrative	31,260	—	—		692	200	(k)	47,500	(4,900)	—		74,752
Loss on asset disposals and impairments	177	—	—		—	—		500	—	—		677
Total Costs and Expenses	224,759	30,371	(16,016)		14,767	200		231,700	(21,300)	76,997		541,478
OPERATING INCOME (LOSS)	80,717	(8,632)	16,016		(6,694)	28,755		172,000	(6,800)	(76,997)		198,365
Interest and financing costs	(39,582)	—	—		—	(6,464)	(l)	(3,100)	3,700	(85,378)	(o)	(130,824)
Income from unconsolidated affiliates	—	—	—		—	—		6,100	—	—		6,100
Interest and other income	502	—	—		—	—		1,200	—	—		1,702
INCOME (LOSS) BEFORE INCOME TAXES	41,637	(8,632)	16,016		(6,694)	22,291		176,200	(3,100)	(162,375)		75,343
Income Taxes	—	—	—		—	—		(59,200)	1,700	57,500	(p)	—
NET INCOME (LOSS)	$41,637	$(8,632)	$16,016		$(6,694)	$22,291		$117,000	$(1,400)	$(104,875)		$75,343
Net income attributable to Predecessors	38,017	—	—		—	—		—	—	—		38,017
Net income attributable to noncontrolling interest	—	—	—		—	—		(12,000)	—	—		(12,000)
Net income (loss) attributable to partners	79,654	(8,632)	16,016		(6,694)	22,291		105,000	(1,400)	(104,875)		101,360
General partner’s interest in net income, including incentive distribution rights	(12,153)	—	—		—	—		—	—	(3,817)	(q)	(15,970)
Limited partners’ interest in net income (loss)	$67,501	$(8,632)	$16,016		$(6,694)	$22,291		$105,000	$(1,400)	$(108,692)		$85,390

Net income per limited partner unit:
Common - basic	$1.48											$1.17
Common - diluted	$1.47											$1.17
Subordinated - basic and diluted	$1.35											$1.34

Weighted average limited partner units outstanding:
Common units - basic	31,545,935		348,151	(m)		370,843	(m)			23,000,000	(m)	55,264,929
Common units - diluted	31,618,434		348,151	(m)		370,843	(m)			23,000,000	(m)	55,337,428
Subordinated - basic and diluted	15,254,890		—			—				—		15,254,890

See accompanying notes to unaudited pro forma condensed combined consolidated financial information.

TESORO LOGISTICS LP
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

NOTE A. Pro Forma Adjustments and Assumptions

(a)
For purposes of this pro forma analysis, the purchase price of $2.5 billion for the QEP Field Services Acquisition includes an adjustment for the acquisition of working capital to be transferred in the acquisition based on amounts outstanding as of September 30, 2014 and an additional $230.0 related to the QEPM Debt Payoff. The purchase price was allocated based on a preliminary assessment of the fair value of the total assets acquired and total liabilities assumed, pending the completion of an independent appraisal and other evaluations. The Partnership cannot currently estimate the value of the purchase price to be allocated to property, plant and equipment, goodwill, identifiable intangible assets, noncontrolling interest or any other noncurrent assets or liabilities at this time. As a result, for purposes of this pro forma presentation, the net of the purchase price in excess of historical amounts has been reflected in property, plant and equipment. The results of the pending appraisal may reflect a value for certain customer contracts, environmental liabilities, or other identifiable intangible assets, the quantification of which cannot be determined at this time. Further, certain amounts of working capital and other closing adjustments reflected in the pro forma adjustments are based on amounts as of September 30, 2014 and are not final. The table below represents the preliminary purchase price allocation (in thousands):

Cash	$27,100
Receivables	120,051
Prepayments and other current assets	36,735
Property, plant and equipment	2,967,720
Other noncurrent assets	39,400
Accounts payable	(61,080)
Other current liabilities	(58,932)
Other noncurrent liabilities	(44,300)
Noncontrolling interest	(494,600)
Total estimated purchase price	$2,532,094

(b)
Reflects the payment of $31.6 million in estimated transaction costs associated with the QEP Field Services Acquisition, including financial advisory, legal services and other professional fees which are reflected as being expensed when incurred and allocated to all unitholders.

(c)
Reflects the adjustment to the QEP Field Services historical financial statements to reclassify revenue, receivables and payables from transactions with QEP Field Services affiliates as third-party revenue, trade receivables and trade payables, respectively. There were no historical transactions between the Partnership and QEP Field Services. Also reflects amounts that were not transfered to the Partnership upon closing, including certain deferred costs, accrued restructuring costs and other compensation costs, affiliate receivables and payables resulting from the centralized cash management process of QEP Field Services, and accrued property sales and use taxes as of September 30, 2014. In addition reflects the adjustment to exclude historical QEP Field Services income tax assets and liabilities at September 30, 2014 and parent equity which were not included in the QEP Field Services Acquisition.

(d) Reflects the gross proceeds of $1.3 billion from the issuance of 23,000,000 common units representing limited partner interests based on the public offering price of $57.47 per unit which closed on October 24, 2014 in the October Equity Offering. Included in the proceeds is the purchase by Tesoro of approximately $500.0 million of our common units and the purchase by the General Partner of approximately $26.9 million of additional general partner units to maintain its 2% interest.

(e)
Reflects the payment of total estimated fees and expenses of $29.0 million associated with the October Equity Offering, including underwriting discounts and estimated fees and expenses, including, but not limited to, legal and accounting services, rating agency fees and other costs, which will be allocated to all unitholders.

(f)	Reflects the gross proceeds from the October Debt Offering of $1.3 billion.

TESORO LOGISTICS LP
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION - (Continued)

(g)
Reflects the payment of total fees and expenses of $18.8 million associated with the October Debt Offering, including the initial purchasers’ discounts and estimated fees and expenses including, but not limited to, legal and accounting services, rating agency fees, and other costs, which will be recorded as a deferred financing cost and amortized over the term of the debt.

(h)
Reflects the impact of borrowings of $315.0 million under the New Credit Agreement in connection with the Pro Forma Balance Sheet Transactions, and the repayment of $243.0 million of borrowings under our existing revolving credit facility related to the West Coast Logistics Assets Acquisition.

(i)
Reflects fees and expenses of $12.2 million paid to enter into the New Credit Agreement which have been reflected as deferred financing costs and amortized over the new five year term of the agreement.

(j)
Reflects recognition of affiliate revenues for services provided by our Predecessor to manage and operate the West Coast Logistics Assets. Volumes used in the calculation of affiliate revenues are the greater of the West Coast Logistics Assets’ historical volumes or the minimum throughput as indicated by the commercial agreements entered into with Tesoro on July 1, 2014. Fees were calculated using the contractual terms under the contracts that were entered into with Tesoro at the closing of the West Coast Logistics Assets Acquisition.

(k)	Reflects the impact of an increase in the omnibus fee paid to Tesoro of $0.2 million annually in connection with the West Coast Logistics Assets Acquisition.

(l)
Reflects the adjustment of net interest and financing costs to include additional interest expense associated with borrowings under the revolving credit facility to finance the cash portion of the West Coast Logistics Assets Acquisition. A 0.125% increase or decrease to the assumed interest rate on the borrowings would increase or decrease pro forma interest expense by approximately $0.3 million on an annual basis.

(m)
Reflects the impact of the issuance of 23,000,000 common units in connection with the October Equity Offering, 370,843 common units issued to Tesoro in connection with the West Coast Logistics Assets Acquisition on July 1, 2014, and 9,775,000 common units issued in the January 2013 Offering.

(n)
Reflects the adjustment to depreciation expense for the assets acquired in the QEP Field Services Acquisition based upon the estimated fair value allocated to the acquired property, plant and equipment. The depreciation expense is calculated using an estimated depreciable life of 23.9 years, based on the historical average useful lives of the assets and the straight-line depreciation method.

(o)	Reflects adjustments to interest and financing costs for the QEP Field Services Acquisition, including:

•interest expense related to the October Debt Offering;

•	amortization of deferred financing costs associated with the New Credit Agreement and the October Debt Offering;

•	the incremental interest on the net increase in borrowings outstanding under the New Credit Agreement; and

•	the incremental increase in commitment fees on the New Credit Agreement as a result of its expansion.

A 0.125% increase or decrease to the assumed interest rate on the borrowings would increase or decrease pro forma interest expense by approximately $2.0 million on an annual basis and $0.5 million on a quarterly basis.

(p)	Adjustment to remove historical QEP Field Services income tax expense as the Partnership is a disregarded entity for federal and state income tax purposes.

(q)
Reflects the incremental general partner’s interest in net income as a result of the Pro Forma Statement of Operations Transactions. For purposes of this pro forma condensed combined consolidated financial information, the incremental general partner’s interest in net income for the Pro Forma Statement of Operations Transactions has been included in the QEP Field Services Acquisition Pro Forma Adjustments column.

TESORO LOGISTICS LP
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION - (Continued)

(r)
Reflects the adjustment to the Northwest Products System historical financial statements to properly classify revenue from transactions with Chevron affiliates as third-party revenue and revenue from transactions with Tesoro as affiliate through the date of the Northwest Products System Acquisition on June 19, 2013. The revenue from transactions with Chevron affiliates and Tesoro are presented below (in thousands):

Year Ended December 31, 2013
Chevron affiliate revenue	$5,895
Tesoro revenue	5,527
Net adjustment	$(368)

(s)
Reflects $22.0 million in environmental remediation expenses recorded by Chevron prior to the Partnership’s acquisition of the Northwest Products System on June 19, 2013, which reflects Chevron’s estimate of the expected costs to remediate the site of the release of diesel fuel that occurred at the Northwest Products System near Willard, Utah on March 18, 2013. Chevron has indemnified the Partnership for these remediation costs for a period of two years.

(t)
Reflects the adjustment to depreciation expense for the Northwest Products System based upon the values allocated to the acquired property, plant and equipment through the date of the Northwest Products System Acquisition on June 19, 2013. The depreciation expense is calculated using a depreciable life of 16-22 years and the straight-line depreciation method.

NOTE B. Pro Forma Net Income per Unit

We use the two-class method when calculating the net income per unit applicable to limited partners, because we have more than one participating security. At September 30, 2014, our participating securities consist of common units, general partner units and incentive distribution rights. Net income earned by the Partnership is allocated between the limited (both common and subordinated) and general partners in accordance with our partnership agreement. We base our calculation of net income per unit, on the weighted-average number of common and subordinated limited partner units outstanding during the period. Distributions less than or greater than earnings are allocated in accordance with our partnership agreement. Payments made to our unitholders are determined in relation to actual distributions declared and are not based on the net income per unit. The pro forma basic weighted-average number of units outstanding equals the historical weighted average number of units outstanding for each of the periods presented, plus the number of incremental common units as a result of the January 2013 Offering, the West Coast Logistics Assets Acquisition, and the October Equity Offering.

Following payment of the cash distribution for the first quarter of 2014 and the attainment of necessary approvals, the requirements for the conversion of all subordinated units were satisfied under the partnership agreement. As a result, effective May 16, 2014, the 15,254,890 subordinated units were converted into common units on a one-for-one basis and thereafter participate on terms equal with all other common units in distributions of available cash. The Partnership’s net income was allocated to the general partner and the limited partners, including the holders of the subordinated units through May 15, 2014, in accordance with our partnership agreement. The conversion did not impact the amount of the cash distribution paid or the total number of the Partnership’s outstanding units representing limited partner interests.

Diluted net income per unit includes the effects of potentially dilutive units on our common units, which consist of unvested service and performance phantom units. During 2013 and the nine months ended September 30, 2014, basic and diluted net income per unit applicable to subordinated limited partners were the same, as there were no potentially dilutive subordinated units outstanding.

In connection with the QEP Field Services Acquisition, our general partner will waive its right to receive an aggregate of $10.0 million of general partner distributions with respect to incentive distribution rights during 2015 (pro rata on a quarterly basis). We have not reflected the impact of the general partner waiving its right to these distributions in the pro forma condensed combined consolidated financial information.